UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 21, 2003

VINEYARD NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA State or other jurisdiction of Incorporation	0-20862 Commission File Number	33-0309110 IRS Employer Identification Number

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Registrant’s telephone number, including area code: (909) 987-0177

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information
SIGNATURES
Exhibit 99.1 to Vineyard Form 8-K

		Page
Item 5.	Other events	2
Item 7.	Financial Statements	3
	Pro Forma Financial Information
Exhibit Index
Exhibit 99.1	Press Release dated January 21, 2003	6
	Fourth Quarter Operating Results

Item 5. Other Events

Vineyard National Bancorp (the “Company”) has issued a press release regarding fourth quarter 2002 operating results. Financial Statements are included under Item 7. A copy of the related press release issued by the Company is attached as exhibit 99.1 and is incorporated herein by reference in its’ entirety.

Item 7. Financial Statements, Pro Forma Financial Information

VINEYARD NATIONAL BANCORP
CONSOLIDATED BALANCE SHEETS
(unaudited except for 2001 results)
(dollars in thousands, except per share amounts)

	December 31,	December 31,
	2002	2001	$ Change	% Change

Assets
Federal funds sold	$15,829	$6,280	$9,549	152%
Investments available-for-sale	87,553	30,550	57,003	187%
Loans	253,251	137,578	115,673	84%
Less allowance for loan losses	(3,003)	(1,450)	(1,553)	107%

Net loans	250,248	136,128	114,120	84%

Total Earning Assets	353,630	172,958	180,672	104%
Cash and due from banks	17,533	8,430	9,103	108%
Premises and equipment, net	5,600	5,388	212	4%
Other real estate owned, net	—	—
Other assets	7,590	4,510	3,080	68%

Total Assets	$384,353	$191,286	$193,067	101%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$61,906	$45,951	$15,955	35%
Interest-bearing	225,606	113,430	112,176	99%

Total Deposits	287,512	159,381	128,131	80%
Federal Home Loan Bank advances	45,000	3,000	42,000	1400%
Subordinated debentures	5,000	3,750	1,250	33%
Company obligated preferred trust debentures	17,000	12,000	5,000	42%
Other short-term borrowings	5,000	—	5,000	NA
Other liabilities	4,684	2,700	1,984	73%

Total Liabilities	364,196	180,831	183,365	101%
Stockholders’ Equity
Common stock equity	17,598	10,490	7,108	68%
Perpetual preferred stock	2,450	—	2,450	NA
Cumulative other comprehensive gain (loss)	109	(35)	144	NA

Total Stockholders’ Equity	20,157	10,455	9,702	93%

Total Liabilities and Stockholders’ Equity	$384,353	$191,286	$193,067	101%

Number of Shares of Common Stock Outstanding (1)	2,849,680	1,969,777
Net Book Value of Common Stock, Basic	$6.18	$5.33
Net Book Value of Common Stock, Diluted	NA	$5.13

(1)	Adjusted for 5% Stock Dividend declared 12/23/02, payable 01/15/03

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited except for 2001 results)
(dollars in thousands, except per share amounts)

	Twelve Months Ended December 31,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$16,457	$10,069	$6,388	63%
Investment securities and Federal funds sold	2,713	1,533	1,180	77%

Total Interest Income	19,170	11,602	7,568	65%
Interest Expense
Deposits	4,414	3,286	1,128	34%
Other borrowings	1,351	300	1,051	350%

Total Interest Expense	5,765	3,586	2,179	61%
Net Interest Income	13,405	8,016	5,389	67%
Provision for loan losses	1,430	773	657	85%

Net interest income after provision for loan losses	11,975	7,243	4,732	65%
Other operating income	3,907	2,191	1,716	78%

Gross Operating Income	15,882	9,434	6,448	68%
Operating Expenses Salaries and benefits	5,123	4,331	792	18%
Occupancy and equipment	1,658	1,287	371	29%
Other operating expenses	3,738	2,677	1,061	40%
One-time charge for Convertible Debenture conversion	274	—	274	NA

Total Operating Expenses	10,793	8,295	2,498	30%
Earnings before income taxes	5,089	1,139	3,950	347%
Income tax provision (benefit)	2,081	(17)	2,098	NA

Net Earnings	$3,008	$1,156	$1,852	160%

Net Earnings, excluding one-time charge (tax effected)	$3,167	$1,156	$2,011	174%

Basic earnings per common share, Actual (1)	$1.32	$0.59	$0.73	124%
Diluted earnings per common share, Actual (1)	$1.12	$0.52	$0.60	115%
Basic earnings per common share, Excluding one-time charge (tax effected) (1)	$1.37	$0.59	$0.78	132%
Diluted earnings per common share, Excluding one-time charge (tax effected) (1)	$1.17	$0.52	$0.65	125%
Efficiency Ratio, Actual	62%	81%
Efficiency Ratio, Excluding one-time charge	61%	81%

(1)	Adjusted for 5% Stock Dividend declared 12/23/02, payable 01/15/03

VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited except for 2001 results)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,

	2002	2001	$ Change	% Change

Interest Income
Loans, including fees	$4,525	$2,883	$1,642	57%
Investment securities and Federal funds sold	879	372	507	136%

Total Interest Income	5,404	3,255	2,149	66%
Interest Expense
Deposits	1,419	914	505	55%
Other borrowings	313	134	179	134%

Total Interest Expense	1,732	1,048	684	65%
Net Interest Income	3,672	2,207	1,465	66%
Provision for loan losses	285	358	(73)	-20%

Net interest income after provision for loan losses	3,387	1,849	1,538	83%
Other operating income	1,367	769	598	78%

Gross Operating Income	4,754	2,618	2,136	82%
Operating Expenses
Salaries and benefits	1,430	1,202	228	19%
Occupancy and equipment	462	362	100	28%
Other operating expenses	999	679	320	47%

Total Operating Expenses	2,891	2,243	648	29%
Earnings before income taxes	1,863	375	1,488	397%
Income tax provision	771	137	634	463%

Net Earnings	$1,092	$238	$854	359%

Basic earnings per common share, Actual (1)	$0.38	$0.12	$0.26	217%
Diluted earnings per common share, Actual (1)	$0.36	$0.10	$0.26	260%
(1) Adjusted for 5% Stock Dividend declared 12/23/02, payable 01/15/03
Efficiency Ratio, Actual	57%	75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2003	By:	/s/ Gordon Fong

Gordon Fong
Senior Vice President & Chief Financial Officer